UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2014

ALTEVA, INC.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Market Street, First Floor, Philadelphia, PA 19106

 (Address of principal executive offices, with zip code)

(877) 258-3722

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 2, 2014, the Board of Directors of Alteva, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding common share, par value $0.01 per share, of the Company (the “Common Shares”).  The dividend is payable on September 15, 2014 (the “Record Date”) to the shareholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a Series A Junior Participating Preferred Share, par value $0.01 per share, of the Company (the “Preferred Shares”) at a price of $22.20 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement dated as of September 2, 2014, as the same may be amended from time to time (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates together with the Summary of Rights to be distributed to shareholders of the Company. Any existing beneficial owner of 20% or more of the outstanding Common Shares as of the date of the Rights Agreement will not be deemed an “Acquiring Person” unless and until such beneficial owner, after the date of the Rights Agreement, becomes the beneficial owner of additional shares representing 1% of the then outstanding Common Shares.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Shares.  Until the Distribution Date (or earlier expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuances of Common Shares will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on September 1, 2015 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10 per share, and (b) an amount equal to 1,000 times the dividend declared per Common Share.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential payment of the greater of (a) $1,000 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per Common Share.  Each Preferred Share will have 1,000 votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which outstanding Common Shares are converted or exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share.  These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of Common Shares having a market value of two times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of common shares of the person with whom the Company has engaged in the foregoing transaction

(or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for Common Shares or Preferred Shares (or a series of the Company’s preferred shares having equivalent rights, preferences and privileges), at an exchange ratio of one Common Share, or a fractional Preferred Share (or other preferred share) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Shares or the Common Shares.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, Common Shares or such other form of consideration as the Board of Directors of the Company shall determine.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The issuance of the Rights is not taxable to the Company or to shareholders under presently existing federal income tax law, and will not change the way in which shareholders can presently trade the Company’s Common Shares.  If the Rights should become exercisable, shareholders, depending on then existing circumstances, may recognize taxable income.

The Rights have certain anti-takeover effects.  Under certain circumstances the Rights could cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company’s Board of Directors.  However, the Rights should not interfere with any merger or other business combination approved by the Board.

The Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (including as Exhibit A the Certificate of Amendment of Certificate of Incorporation of the Company related to the Series A Junior Participating Preferred Shares, as Exhibit B the Right Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Shares of Alteva, Inc.) and the Company’s press release dated September 2, 2014, are attached hereto as Exhibit 4.1 and Exhibit 99.1, respectively, and incorporated herein by reference.  The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Company filed a Certificate of Amendment of Certificate of Incorporation of the Company related to the Series A Junior Participating Preferred Shares with the State of New York on September 3, 2014, attached hereto as Exhibit 3.1.  The terms of the Series A Junior Participating Preferred Shares are described in Item 1.01 above, which is incorporated herein by reference.

In addition, on September 2, 2014, the Board of Directors amended the Company’s by-laws to provide that a special meeting shall be called at the request in writing of the holders of record of at least 51% (increased from the previous 25% threshold) of the outstanding shares of a class of stock of the Company entitled to vote on the proposals to come before the meeting. The amended and restated bylaws, after giving effect to this amendment, are attached hereto as Exhibit 3.2.

Item 8.01   Other Events.

The Company’s Board of Directors received and unanimously rejected an unsolicited, non-binding letter of interest from Juniper Investment Company, LLC (“Juniper”). The letter, which was received on August 26, 2014, proposed to acquire all of the outstanding common shares of the Company for $8.00 per share in cash, subject to due diligence, receipt of financing, and other contingencies.

The Board of Directors thoroughly reviewed Juniper’s unsolicited proposal with the assistance of its independent legal advisors and unanimously concluded that the proposal significantly undervalues the Company and its future prospects and is not in the best interests of stockholders. The letter from Juniper to the Company’s Board of Directors dated August 26, 2014, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

3.1                               Certificate of Amendment of Certificate of Incorporation of the Company related to the Series A Junior Participating Preferred Shares.

3.2                               Amended and restated by-laws.

4.1                               Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (including as Exhibit A the Certificate of Amendment of Certificate of Incorporation of the Company related to the Series A Junior Participating Preferred Shares, as Exhibit B the Right Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Shares of Alteva, Inc.).

99.1                        Press Release, dated September 2, 2014.

99.2                        Letter from Juniper to the Board of Directors, dated August 26, 2014.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 3, 2014	ALTEVA, INC.

	By:	/s/ Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of the Company related to the Series A Junior Participating Preferred Shares.

3.2	Amended and restated by-laws.

4.1

Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (including as Exhibit A the Certificate of Amendment of Certificate of Incorporation of the Company related to the Series A Junior Participating Preferred Shares, as Exhibit B the Right Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Shares of Alteva, Inc.).

99.1	Press Release, dated September 2, 2014.

99.2	Letter from Juniper to the Board of Directors, dated August 26, 2014.